Exhibit 99.1
PRESS RELEASE

Silver Dragon Completes Metallurgic Analysis for its Dadi Polymetallic Silver Project

BEIJING, April 12, 2011 – Silver Dragon Resources Inc. (OTCBB: SDRG) is pleased to announce that its 40% equity owned joint venture Sanhe Sino-Top Resources & Technologies, Ltd. has completed an initial metallurgic analysis of its Dadi polymetallic silver project. The ore processing test was carried out by Inner Mongolia Minerals Experiment Research Institute, China, an ISO certified testing facility for exploration, assaying and ore processing.

Crude ores for the metallurgic test were collected, using the channel sampling method, from underground drifts within mineralization zone II at Dadi. One 300 kilogram composite testing sample collected from four groups of underground sampling was submitted for the ore processing test. The combined samples have a grade of 1.50% lead and 1.78% zinc and constitute good representation of the Dadi project.

Ore processing testing and analysis included sample preparation, chemical and mineralogical composition analysis, mineral phase analysis, crude ore sizing analysis, crude ore gravity measurement, floatation reagent test, floatation condition test, grinding condition experiment, open-circuit test, closed-circuit test, chemical analysis of concentrates, and settling speed test of tailings.

The main conclusions of the ore processing test for the Dadi project are as follows:

(1)	Collected crude ore samples from Dadi Property are composed of metal minerals of sphalerite, galena, chalcopyrite, pyrite, argentite and small amounts of arsenopyrite; and gangue minerals of quartz, carbonates, epidote, and chlorite. Main recoverable metals from crude ores are lead, zinc, and silver. Other metal contents do not reach economic parameters.

(2)	Based on the ore processing test, the floatation process consists of two stages. The first stage recovers lead and then the second stage recovers zinc from lead tailings. The grade of lead concentrate is 66.40% Pb and the recovery rate of lead reaches 90.14%; and the grade of zinc concentrate is 42.48% Zn and the recovery rate reaches 74.79%. The grade of silver in lead concentrate is 2,965.04 g/t and silver recovery rate is 40.19% in the first stage of processing; the silver grade in zinc concentrates reaches 1,943.48 g/t and silver recovery rate reaches 40.35% in the second stage. The total silver recovery rate through the two-stage floatation process is 80.54%.

PRESS RELEASE (continued)

Table 1 Producing parameters of the ore processing test

		GRADE		GRADE
PRODUCTS	PRODUCTION	(%)		(G/T)	RECOVERY RATE (%)
	RATE (%)	Pb	Zn	Ag	Pb	Zn	Ag
Lead concentrates	2.05	66.40	3.90	2,965.04	90.14	4.48	40.19
Zinc concentrates	3.14	1.12	42.48	1,943.48	2.33	74.79	40.35
Tailings	94.81	0.12	0.39	31.04	7.53	20.73	19.46
Crude ore	100.00	1.51	1.78	151.24	100.00	100.00	100.00

(3)	The ore processing test has provided efficient results on the recovery of useful metals.

(4)	Lead occurs in sulfides, which have good floatability and are easily recovered.

(5)	Since oxidized zinc grades 0.5% in crude ores accounts for 28.12% of the total zinc content in crude ores, the high content of oxidized zinc leads to a relatively low recovery rate of zinc. It is suggested that further processing tests on oxidized zinc should conducted in order to reduce processing costs.

(6)	The results of the ore processing test indicate that the crude ores at the Dadi Property are easy-to- process ores and the parameters of the test can be used for resource evaluation of the property.

(7)	Since the ore processing test is on laboratory scale, industrial-scale and continued ore processing testing should be carried out in order to provide more reliable references for feasibility study, mill design and development of Dadi Property.

About Sino-Top – China Mining 2009 Award Winner

Sanhe Sino-Top Resources & Technologies, Ltd. was originally incorporated in 2003 as a Chinese company wholly-owned by Huaguan Industrial Corp. (“HIC''), a subsidiary of the state-owned North China Geological Exploration Bureau. Sino-Top became an American-Chinese joint venture in 2005. Silver Dragon Resources Inc. acquired Sino-Top in 2006, and currently owns 40% of Sino-Top after having sold 50% of its ownership interest to its Chinese partners. The Chinese side partners, led by Gansu Shengda Group Ltd. (“Shengda”), at 52%, and HIC, at 8%, collectively together own 60% of Sino-Top. Sino-Top holds exclusive exploration and development rights to six properties in northern China (Inner Mongolia), covering a total area of 139 km2. Sino-Top won the prestigious Prospector/Explorer of the Year Award for its Dadi Silver Polymetallic Project, at the China Mining Congress & Expo 2009 held in Tianjin, China, during October 20-22, 2009.

PRESS RELEASE (continued)

About the Dadi Polymetallic Silver Property

Dadi is one of the six exploration properties of Sanhe Sino-Top Resources and Technologies Ltd., a Chinese company that holds exclusive exploration rights to these properties, located in the prolific Erbahuo Silver District in Inner Mongolia, China. Silver Dragon Resources Inc. has a 40% ownership interest in Sino-Top. The Dadi exploration area, covering 12.48 square kilometers, is located in the Mesozoic volcanic basin in Keshiketeng County, Inner Mongolia, China (see Project location Map at: http://www.silverdragonresources.com/_gui/China_Project_Location_Map.jpg).

Geologically, the Dadi property is located in the south edge of the Daxinganling metallogenic belt and at the joint between the Daxinganling mountain chain (with north-east direction) and the Xilamulunhe structure belt which trends in an east-west direction. These two structural belts are also two major ore-forming belts of China. This entire tectonic setting provides a dynamic geologic environment for the development of mineralizing systems. The major exposed rocks in the Dadi Property are Upper Jurassic Baiyingaolao Formation dacitic tuffaceous lava, dacitic tuff, rhyolitic tuff, and tuffaceous sandstone and conglomerate, among which dacitic tuffaceous lava and dacitic tuff are the main host rocks of mineralization.

An independent review of the Dadi property was completed in Q1-2010, with the results presented in a Technical Report prepared by Southampton Associates Inc. of Toronto, Canada (see press release of May 6, 2010).

The Company has retained Southampton Associates Inc. to revise its National Instrument 43-101 report on the Dadi Property based on the results from the completed 2010 exploration program.

About Silver Dragon Resources Inc.

Silver Dragon Resources Inc. is a mining and metals company focused on the exploration, acquisition, development and operation of silver mines in proven silver districts globally. Silver Dragon's objective is to acquire silver mining assets that contain promising exploration targets, have highly leveraged, out-of-the-money silver deposits, and/or are producing properties with significant untapped exploration potential. It is management's objective to grow Silver Dragon into a significant silver producer by developing, its six Sino-Top properties in China (particularly Dadi and Laopandao), and its Erbahuo Silver mine (via its Chifeng Silver Dragon subsidiary), also in China. For more information, please visit the Company's website at: www.silverdragonresources.com (now available in Chinese).

PRESS RELEASE (continued)

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical, such as statements regarding the exploration and development of the Laopandao and Dadi Silver Project, outcome and timing for the completion of further assays and metal amounts in partial assay results, are forward-looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur.

Information inferred from the interpretation of assay results and information concerning mineralization zones may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to future assay results, delays in testing and evaluation of assays, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Contact Silver Dragon Resources Inc.
Marc Hazout, President or Alessandro Motta, Investor Relations
(416) 223-8500 or Toll Free: 1-866-512- SDRG (7374)
Email: info@silverdragonresources.com